UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

PENN VIRGINIA CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

16285 Park Ten Place Suite 500 Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

(Former name, former address and former fiscal year, if changed since last report)

14701 St. Mary’s Lane, Suite 275 Houston, Texas	77079
(Former Address)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On October 28, 2018, Denbury Resources Inc., a Delaware corporation (“Denbury”), Dragon Merger Sub Inc., a Virginia corporation and wholly owned subsidiary of Denbury (“Merger Sub”), DR Sub LLC, a Virginia limited liability company and wholly owned subsidiary of Denbury (“LLC Sub”), and Penn Virginia Corporation, a Virginia corporation (the “Company” or “Penn Virginia”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Denbury will acquire the Company in exchange for a combination of shares of common stock, par value $0.001 per share, of Denbury (“Denbury Common Shares”) and cash. Upon the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Denbury, and (ii) following the Merger, the Company will merge with and into LLC Sub (the “LLC Sub Merger”), with LLC Sub continuing as the surviving entity in the LLC Sub Merger and a wholly owned subsidiary of Denbury.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (each, a “Company Common Share”) issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and automatically converted into the right to receive, at the election of the holder thereof and subject to proration as described below, one of the following forms of consideration (the “Merger Consideration”):

•	18.3454 Denbury Common Shares;

•

(A) $25.86 in cash (subject to applicable withholding tax), without interest (the “Mixed Election Cash Consideration”), and (B) 12.4000 Denbury Common Shares (the “Mixed Election Stock Exchange Ratio”); or

•	$79.80 in cash (subject to applicable withholding tax), without interest.

The Merger Consideration is subject to proration so that the aggregate Merger Consideration paid in respect of all Company Common Shares consists of approximately 191.667 million Denbury Common Shares and $400 million in cash. No fractional Denbury Common Shares will be issued in the Merger, and holders of Company Common Shares will, instead, receive cash in lieu of fractional Denbury Common Shares, if any. The implied value of the aggregate Merger Consideration is approximately $1.234 billion based on the per share closing trading price of Denbury Common Shares on October 26, 2018.

As of the Effective Time, (i) each restricted stock unit that is (x) subject solely to service-based vesting and (y) payable in Company Common Shares or the value of which is determined with reference to the value of Company Common Shares (each, a “Company RSU Award”), and (ii) each restricted stock unit that is (x) subject in whole or in part to performance-based vesting and (y) payable in Company Common Shares or the value of which is determined with reference to the value of Company Common Shares (each, a “Company PSU Award”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall automatically and without any required action on the part of the holder thereof, be converted into the right to receive:

•

an amount in cash, without interest, equal to the product of (A) the number of Company Common Shares subject to such Company RSU Award or earned under such Company PSU Award, as applicable and (B) the Mixed Election Cash Consideration and

•

a number of Denbury Common Shares equal to the product of (A) the number of Company Common Shares subject to such Company RSU Award or earned under such Company PSU Award, as applicable, and (B) the Mixed Election Stock Exchange Ratio, rounded up to the nearest whole share.

The number of Company Common Shares deemed earned under each Company PSU Award will be reasonably determined by the Compensation Committee of the Board of Directors of the Company after consultation with Denbury based on actual level of achievement; provided that, the number of Company Common Shares deemed earned under any Company PSU Award with respect to any performance period scheduled to commence on or after January 1, 2019 shall vest based on maximum level of achievement.

Each of Denbury, Merger Sub and the Company has made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The Merger is subject to various closing conditions, including but not limited to (i) approval of the Merger Agreement by the holders of more than two-thirds of the outstanding Company Common Shares, (ii) the approval by the holders of a majority of the outstanding Denbury Common Shares of an amendment to the certificate of incorporation of Denbury to increase the number of authorized Denbury Common Shares (the “Charter Amendment”), and the approval of the issuance of Denbury Common Shares in the Merger (the “Stock Issuance”) by the holders of a majority of the Denbury Common Shares represented in person or by proxy at a meeting of Denbury shareholders held to vote on such matter, (iii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any law, order or injunction prohibiting the Merger, and (v) effectiveness of the registration statement for the Denbury Common Shares to be issued in the Merger, and the approval of the listing of such shares on the New York Stock Exchange.    Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions and generally subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) the receipt by such party of an opinion from counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

Prior to, but not after, the adoption of the Merger Agreement by Penn Virginia’s shareholders, the Board of Directors of Penn Virginia may withdraw, modify or qualify its recommendation that Penn Virginia’s shareholders approve the Merger Agreement (a “Penn Virginia Adverse Recommendation Change”) as result of a “Superior Company Proposal” or a “Company Intervening Event” (each as is defined in the Merger Agreement), if, among other things, the Board of Directors of Penn Virginia determines in good faith that the failure to make such a change of recommendation would be inconsistent with the fiduciary duties owed by the Board of Directors of Penn Virginia to Penn Virginia’s shareholders under applicable law, subject to complying with certain notice and other specified conditions, including giving Denbury the opportunity to propose revisions to the Merger Agreement during a match right period and the payment of a termination fee in connection with a termination by Denbury pursuant to its right to terminate the Merger Agreement in the event of a Penn Virginia Adverse Recommendation Change.

Prior to, but not after, the approval of the Stock Issuance and Charter Amendment by the Denbury’s stockholders, the board of directors of Denbury may withdraw, modify or qualify its recommendation that the Company’s stockholders approve the Stock Issuance and the Charter Amendment (a “Parent Adverse Recommendation Change”) as result of a “Superior Parent Proposal” or a “Parent Intervening Event” (each as is defined in the Merger Agreement), if, among other things, the board of directors of Denbury determines in good faith that the failure to make such a change of recommendation would be inconsistent with the fiduciary duties owed by the board of directors of Denbury to the Company’s stockholders under applicable law, subject to complying with certain notice and other specified conditions, including giving Penn Virginia the opportunity to propose revisions to the terms of the Merger Agreement during a match right period and the payment of a termination fee in connection with a termination by Penn Virginia pursuant to its right to terminate the Merger Agreement in the event of a Parent Adverse Recommendation Change.

The Merger Agreement contains certain termination rights for both Denbury and the Company, including if the Merger is not consummated by April 30, 2019, and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Denbury, or Denbury may be required to pay the Company, a termination fee equal to $45 million.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference. The foregoing summary of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Denbury or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of dates specified therein. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Denbury or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Denbury’s public disclosures.

Voting and Support Agreement

As an inducement to the parties entering into the Merger Agreement, on October 28, 2018, certain shareholders and directors and executive officers of the Company, beneficially owning, in the aggregate, approximately 15% of the outstanding Company Common Shares entered into Voting and Support Agreements with Denbury (collectively, the “Voting and Support Agreements”), pursuant to which such persons have agreed to vote those shares in favor of the matters to be submitted to the Company’s shareholders as described above, subject to the terms and conditions set forth in the Voting and Support Agreements.

Item 7.01 Regulation FD Disclosure.

On October 28, 2018, the Company and Denbury issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 28, 2018, by and among Denbury Resources Inc., Dragon Merger Sub Inc., DR Sub LLC Sub and Penn Virginia Corporation *

99.1	Press Release dated October 28, 2018, announcing entry into the Merger Agreement.

*

This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

Information Furnished

The information in Item 7.01 and Exhibit 99.1 of this Form 8-K is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

Forward-Looking Statements

All statements in this communication other than statements of historical fact contained in this report are forward-looking statements. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “anticipate,” “guidance,” “assumptions,” “projects,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” “forecasts,” future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and variations of such words or similar expressions, including the negative thereof. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Risks and uncertainties that could cause results to differ materially from those expected by the management of the Company include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Denbury may not approve the authorization and issuance of new Denbury Common Shares in the Merger or that our shareholders may not approve the Merger Agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Denbury Common Shares or the Company Common Shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Denbury and the Company to retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Penn Virginia Corporation’s and Denbury Resources, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by Penn Virginia Corporation and Denbury Resources, Inc. with the U.S. Securities and Exchange Commission (the “SEC”). We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

Denbury will file with the SEC a registration statement on Form S-4, which will include the proxy statement of Penn Virginia that also constitutes a prospectus of Denbury (the “proxy statement/prospectus”). INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DENBURY RESOURCES, INC., PENN VIRGINIA CORPORATION, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties from Denbury’s website (www.denbury.com) under the tab “Investors” and then under the heading “SEC Filings” and from Penn Virginia’s website (www.pennvirginia.com) under the tab “Investors” and then under the heading “SEC Filings.”

Participants in the Solicitation

Penn Virginia and Denbury and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Penn Virginia in respect of the proposed transactions contemplated by the proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Penn Virginia in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding the directors and executive officers of Penn Virginia is contained in Penn Virginia’s annual proxy statement dated March 28, 2018, for its 2018 Annual Meeting of Stockholders, which is filed with the SEC and can be obtained free of charge from the sources indicated above. Information regarding the directors and executive officers of Denbury is contained in Denbury’s annual proxy statement dated April 12, 2018, for its 2018 Annual Meeting of Stockholders, which is filed with the SEC and can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA CORPORATION
Date: October 29, 2018

	By:	/s/ Katherine Ryan
Katherine Ryan
Vice President, Chief Legal Counsel and Corporate Secretary